FOR IMMEDIATE RELEASE
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Contact:

  Alfred E. Brennan, Chief Executive Officer
  Arthur L. Herbst, Jr., EVP & Chief
    Operating Officer

  (314)-344-0010, Ext. 3133
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               YOUNG INNOVATIONS, INC. BOARD OF DIRECTORS DECLARES
               QUARTERLY DIVIDEND AND AUTHORIZES SHARE REPURCHASE


ST. LOUIS, MO., JULY 22, 2003 ... Young Innovations, Inc. (NASDAQ - YDNT) today announced that the Board of Directors declared a quarterly dividend of $0.03 per share, payable September 15, 2003, to shareholders of record on August 15, 2003.

The Board of Directors also authorized the repurchase of up to 300,000 shares over the next 12 months. This plan replaces the current plan which expires on July 23, 2003.

Young Innovations develops, manufactures and markets supplies and equipment used by dentists, dental hygienists, dental assistants and consumers. The Company's product offering includes disposable and metal prophy angles, prophy cups and brushes, panoramic x-ray machines, dental handpieces (drills), orthodontic toothbrushes, flavored examination gloves, children's toothbrushes, children's toothpastes, moisture control and infection control products. The Company believes it is the leading manufacturer and distributor of prophy angles and cups (used in teeth cleaning and polishing procedures) in the United States. The Company also believes it is the leading distributor of panoramic X-ray equipment and dental surface disinfectants in the United States.


Investors are cautioned that this press release as well as other reports and oral statements by Company officials may contain certain forward-looking statements as defined in the Private Securities Litigation and Reform Act of 1995. Forward-looking statements include statements which are predictive in nature, which depend upon or refer to future events or conditions and which include words such as "expects", "anticipates", "intends", "plans", "believes", "estimates" or similar expressions. These statements are not guaranties of future performance and the Company makes no commitment to update or disclose any revisions to forward-looking statements, or any facts, events or circumstances after the date hereof that may bear upon forward-looking statements. Because such statements involve risks and uncertainties, actual actions and strategies and the timing and expected results thereof may differ materially from those expressed or implied by such forward-looking statements. These risk and uncertainties include, but are not limited to, those disclosed in the Company's Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commission.



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